FILED PURSUANT TO RULE 424(B)(3)
File Number 333-158657
SUNGARD DATA SYSTEMS INC.
SUPPLEMENT NO. 2 TO
MARKET-MAKING PROSPECTUS DATED OCTOBER 20, 2009
THE DATE OF THIS SUPPLEMENT IS DECEMBER 3, 2009
ON DECEMBER 3, 2009, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED
CURRENT REPORT ON FORM 8-K DATED NOVEMBER 30, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2009
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

680 Swedesford Road
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2009, SunGard Capital Corp. (“SCC”) and SunGard Capital Corp. II (“SCCII”) amended certain outstanding performance-based options and restricted stock units (“RSUs”). SunGard Data Systems Inc. together with its parent companies SCC and SCCII are collectively referred to herein as the “Company.” The amended performance-based options and RSUs are held by the Company’s senior executives, including the following named executive officers: Cristóbal Conde, Michael J. Ruane, James E. Ashton III and Harold C. Finders. The options and RSUs were granted prior to 2009 under the Company’s 2005 Management Incentive Plan and vest upon the Company’s attainment of specified EBITA performance targets. The amendments to the EBITA targets are the same as the amendments made to outstanding performance-based options and RSUs held by other Company employees in September 2009.
The performance-based options and RSUs were amended to, among other things, adjust the awards’ performance targets for 2009 and 2010 to reflect the Company’s enterprise-wide EBITA budget for the 2009 and 2010 calendar years. At the amended targets, the number of shares earned depends on the percentage of the amended target that is achieved between 95% and 106.25%. If 100% of the amended target is achieved, approximately 72% of the shares that would have been earned if 100% of the original targets were achieved will be earned. If the amended target is achieved between 100% and 106.25%, an additional portion of the remaining 28% of the shares that could be earned for the year will be earned pro rata. If 106.25% of the amended target is achieved, the maximum number of shares that can be earned is the number that would have been earned in such year under the performance awards’ current terms if 100% of the original target had been achieved. For each of 2009 and 2010, any shares earned will vest as follows: 25% of the earned award will vest on December 31 of the applicable calendar year, and the remaining 75% will vest in successive, substantially equal monthly installments over the next 36 months, subject to the participant’s continued employment. If the participant’s employment is terminated by the Company without cause or by the participant on account of his or her disability or death during the 36 months following the performance year, the unvested portion of the earned award for the performance year will vest upon such termination of employment. In addition, if a change in control of the Company occurs after the 2009 or 2010 calendar year, any shares earned with respect to the 2009 or 2010 calendar year that have not yet vested will vest in full upon such change in control.
The performance-based options and RSUs were also amended to extend through 2013 the awards’ ability to vest on an accelerated basis in the event of a change in control of the Company. The amended awards will vest on an accelerated basis if a change in control transaction results in (i) the Company’s investors receiving an amount constituting at least 300% of their initial equity investment in the Company and any subsequent equity investments and (ii) achievement of an internal rate of return by the Company’s investors of at least 14%. Any portion of the awards that accelerate will vest on the one-year anniversary of the change in control, provided the participant remains employed with the Company through such date. In the event a participant terminates employment without cause, resigns for good reason, dies or becomes disabled during the one-year period following the change in control, the amount that would otherwise vest on the one-year anniversary will accelerate.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Forms of Amendment to Senior Management Performance-Based Stock Option Award Agreements.
99.2	Form of Amendment to Senior Management Performance-Based Class A Stock Option Award Agreement.
99.3	Form of Amendment to Senior Management Performance-Based Restricted Stock Unit Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp. SunGard Capital Corp. II
December 3, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey:
Vice President:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.
December 3, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey:
Senior Vice President-Legal, General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Forms of Amendment to Senior Management Performance-Based Stock Option Award Agreements.
99.2	Form of Amendment to Senior Management Performance-Based Class A Stock Option Award Agreement.
99.3	Form of Amendment to Senior Management Performance-Based Restricted Stock Unit Award Agreement.

EXHIBIT 99.1
Forms of Amendment to Senior Management Performance-Based
Stock Option Award Agreements
Form of Amendment to Tier I 2005 Award
SunGard Capital Corp. And SunGard Capital Corp. II
Senior Management Non-Qualified Performance-Based Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Senior Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Senior Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated August 12, 2005 (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	Section 2(o) is hereby amended to add the following new paragraph to the end:

“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
2.	Section 2(p) is hereby amended in its entirety to read as follows:
“(p) “Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	if the Change of Control results in the Investors receiving an amount constituting at least 200% of the Investors’ initial equity investment in Company and any subsequent equity investments (the “Investment”), then the maximum annual (but not cumulative) amount of Units that could have vested at the end of each unfinished year in the Performance Period, including the year during which the Change of Control is completed, shall become fully vested and exercisable immediately before the Change of Control.

(ii)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investment, Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(iii)	if a Change of Control occurs and the requirements of subsection (i) or (ii) are not met, there will be no acceleration of vesting.

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(iv)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”
3.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:

“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
4.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by the Employer without Cause, (ii) resignation by the Optionee for Good Reason or (iii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(p)(ii) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of termination by the Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination;

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(c)	if the Optionee’s Employment terminates as a result of resignation by the Optionee other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee; no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(d)	if the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee; no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(e)	upon a Change of Control during the Performance Period or, with respect to Section 2(p)(ii), through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock during the Performance Period or, with respect to Section 2(p)(ii), through December 31, 2013; and

(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”
5.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:

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(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/93.98 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/299.41 of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/67.5 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/6 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;
provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:

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“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
6.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

7.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
By:

Optionee
[Optionee name]

Form of Amendment to Tier I 2007 Award
SunGard Capital Corp. And SunGard Capital Corp. II
Senior Management Non-Qualified Performance-Based Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Senior Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Senior Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated September 21, 2007 (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
8.	Section 2(o) is hereby amended to add the following new paragraph to the end:
“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of

Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
9.	Section 2(p) is hereby amended in its entirety to read as follows:
“(p) “Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(v)	if the Change of Control results in the Investors receiving an amount constituting at least 200% of the Investors’ initial equity investment in Company and any subsequent equity investments (the “Investment”), then the maximum annual (but not cumulative) amount of Units that could have vested at the end of each unfinished year in the Performance Period, including the year during which the Change of Control is completed, shall become fully vested and exercisable immediately before the Change of Control.

(vi)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investment, Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(vii)	if a Change of Control occurs and the requirements of subsection (i) or (ii) are not met, there will be no acceleration of vesting.

(viii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses

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payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”
10.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:

“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”

11.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by the Employer without Cause, (ii) resignation by the Optionee for Good Reason or (iii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(p)(ii) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of termination by the Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination;

(c)	if the Optionee’s Employment terminates as a result of resignation by the Optionee other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

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(d)	if the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(e)	upon a Change of Control during the Performance Period or, with respect to Section 2(p)(ii), through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock during the Performance Period or, with respect to Section 2(p)(ii), through December 31, 2013; and

(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”
12.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:

“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;

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(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;
provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.

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“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
13.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

14.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

6

IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
By:

Optionee
[Optionee name]

Form of Amendment to Tier II 2005 Award
SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated August 12, 2005 (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
15.	Section 2(k) is hereby amended to add the following new paragraph to the end:
“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”

16.	Section 2 is hereby amended by adding a new Section 2(l) to read as follows:
“(l) “Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(ix)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(x)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(xi)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”

2

17.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
18.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(l)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee; no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(d) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock through December 31, 2013; and

(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”

3

19.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/93.98 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/299.41 of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/67.5 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and

4

(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/6 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;
provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
20.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

21.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

5

IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
By:

Optionee
[Optionee name]

Form of Amendment to Tier II 2006 Award (non-founder)
SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated November 14, 2006 (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
22.	Section 2(k) is hereby amended to add the following new paragraph to the end:
“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”

23.	Section 2 is hereby amended by adding a new Section 2(l) to read as follows:
“(l) “Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(xii)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(xiii)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(xiv)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”

2

24.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
25.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(l)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock through December 31, 2013; and

(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”

3

26.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and

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(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;
provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
27.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

28.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

5

IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
By:

Optionee

[Optionee name]

Form of Amendment to Tier II 2006 Award (founder)
SunGard Capital Corp. And SunGard Capital Corp. II
Management Non-Qualified Performance-Based Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Non-Qualified Performance-Based Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Optionee entered into the Management Non-Qualified Performance-Based Option Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Optionee a non-qualified stock option to purchase the number of Units (as defined in the Plan) stated therein, dated September 12, 2006 (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
29.	Section 2(k) is hereby amended to add the following new paragraph to the end:
“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Units subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Units); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”

30.	Section 2 is hereby amended by adding a new Section 2(l) to read as follows:
“(l) “Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(xv)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(xvi)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(xvii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”

2

31.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
32.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(l)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock through December 31, 2013; and

(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”

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33.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Units at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/93.98 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/299.41 of the Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Units than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Units underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/67.5 of the Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Unit) between 100% and 106.25% of the Original Base Case; and

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(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/6 of the Units (rounded to the nearest .0001 of a Unit) at the end of that year;
provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
34.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

35.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Companies and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
By:

Optionee
[Optionee name]

EXHIBIT 99.2
Form of Amendment to Senior Management Performance-Based
Class A Stock Option Award Agreement
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Non-Qualified Performance-Based Class A Option Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”) and the undersigned (the “Optionee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Company and the Optionee entered into the Management Non-Qualified Performance-Based Class A Option Agreement under the Plan (the “Agreement”), pursuant to which the Company granted the Optionee a non-qualified stock option to purchase the number of Class A Common (as defined in the Plan) shares stated therein, dated  _____, 200__  (the “Option”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Option for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Optionee’s consent, alter the terms of the Option so as to affect adversely the Optionee’s rights under the Option;
WHEREAS, the Companies and the Optionee desire to amend the Option as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Option that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Option that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	The definition of “Vest on a Pro Rata Basis” in Section 2(i) is hereby amended to add the following new paragraph to the end:

“Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a).”
2.	Section 2 is hereby amended by adding a new Section 2(m) to read as follows:
“(m) Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Options shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Options shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).

(ii)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005

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must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”
3.	The last paragraph in Section 2 is hereby amended in its entirety to read as follows:
“As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.”
4.	Section 3 is hereby amended in its entirety to read as follows:
“3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause or (ii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(m)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Optionee’s Employment terminates as a result of resignation or retirement by the Optionee, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee (or as of the beginning of the year containing the Date of Termination, in the event of such termination of employment after 2010); no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;

(c)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock through December 31, 2013; and

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(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.”
5.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:
“2009 and 2010 Performance Goals:
1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Option shall be earned as follows:

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(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; provided that any Shares that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:
“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.
“Original Agreement” means this Agreement as in effect before this Amendment.
“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. The Option with respect to 25% of the total number of Shares earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
6.	This Amendment shall apply to the portion of the Option that is not vested as of December 31, 2008. This Amendment shall not affect the portion of the Option that vested on or before December 31, 2008.

7.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Optionee agree to the terms of the foregoing Amendment dated as of November 30, 2009.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.
By:

Optionee
Optionee Name

EXHIBIT 99.3
Form of Amendment to Senior Management Performance-Based
Restricted Stock Unit Award Agreement
SunGard Capital Corp. And SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
Amendment Dated November 30, 2009
This Amendment to the Management Performance-Based Restricted Stock Unit Agreement (this “Amendment”) is entered into by and between SunGard Capital Corp., a Delaware corporation (the “Company”), SunGard Capital Corp. II, a Delaware corporation (together with the Company, the “Companies”), and the undersigned (the “Grantee”), on November 30, 2009.
WHEREAS, the Company maintains the SunGard 2005 Management Incentive Plan, as amended (the “Plan”), for the benefit of its and its affiliates’ eligible employees, non-employee directors, and consultants and advisors who perform services for the Company or its affiliates;
WHEREAS, the Companies and the Grantee entered into the Management Performance-Based Restricted Stock Unit Agreement under the Plan (the “Agreement”), pursuant to which the Companies granted the Grantee Restricted Stock Units for the number of Units (as defined in the Plan) stated therein, dated  _________, 200_____  (the “Stock Units”);
WHEREAS, Section 9 of the Plan provides that the Administrator (as defined in the Plan) may at any time amend the Stock Units for any purpose which may at the time be permitted by law; provided, that, the Administrator may not, without the Grantee’s consent, alter the terms of the Stock Units so as to affect adversely the Grantee’s rights under the Stock Units;
WHEREAS, the Companies and the Grantee desire to amend the Stock Units as set forth herein; and
WHEREAS, this Amendment applies to the portion of the Stock Units that is not vested as of December 31, 2008. This Amendment does not affect the portion of the Stock Units that vested on or before December 31, 2008.
NOW, THEREFORE, in consideration of the above recitals and the promises set forth in the Plan, the Agreement and this Amendment, the parties agree as follows:
1.	The definition of “Vest on a Pro Rata Basis” in Section 3(h) is hereby amended by adding the following new paragraph to the end:

“Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and”
2.	Section 3 is hereby amended by adding a new Section 3(j) to read as follows:
“(j) Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	if the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments (the “Investment”), Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).

(ii)	if a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.”

3.	The last paragraph in Section 3 is hereby amended in its entirety to read as follows:

“As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.”

4.	Sections 4 and 5 are hereby amended in their entirety to read as follows:
“4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause or (ii) the Grantee’s Disability or death, then (A) the Stock Units shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(j)(i) above shall become fully vested as of the Date of Termination;

(b)	if the Grantee’s Employment terminates as a result of resignation or retirement by the Grantee, (i) with respect to the portion of the Stock Units that are earned for the 2009 or 2010 calendar year, the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Optionee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs, and (ii) with respect to the portion of the Stock Units that are earned for a calendar year after 2010, the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee;

(c)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination; and

(d)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(d) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock during through December 31, 2013; and

(e)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Stock Units that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.

5.	Payment of Stock Units.

(a)	The Grantee’s vested Stock Units that vest on or prior to December 31, 2008 shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant.

(b)	The Grantee’s vested Stock Units that vest after December 31, 2008 shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is ten years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is ten years after the Date of Grant.

(c)	Notwithstanding the foregoing in this Section 5, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and at a time and manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 days after the payment event.”
5.	Schedule A to the Agreement is hereby amended by adding the following new paragraphs to the end:

“2009 and 2010 Performance Goals:

1. Notwithstanding the foregoing, the foregoing Base Case performance goals shall be amended with respect to the 2009 or 2010 calendar years. As amended, with respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Amended Base Case (defined below) for each such calendar year is achieved during such period as follows and the Stock Units that are earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph 2 below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Amended Base Case for that year, no Stock Units will be earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Amended Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest ..0001 of a Stock Unit);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Amended Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Stock Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Amended Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below) for that year as such target appears in the Original Agreement (as defined below), at which point the Stock Units shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Stock Units that will be earned for the calendar year will be the sum of (x) the number Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Stock Units shall be earned for 1/5 of the Units (rounded to the nearest .0001 of a Stock Unit) at the end of that year;

provided that any Units that are not earned at the end of a particular calendar year may be earned at the end of a subsequent calendar year based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case (using the methodology described in the Original Agreement).
•	For purposes of this Amendment:

“Original Base Case” means the Base Case set forth in this Agreement before this Amendment.

“Original Agreement” means this Agreement as in effect before this Amendment.

“Amended Base Case” means the Actual Internal EBITA targets for the Company for the 2009 and 2010 calendar years as follows: the Company’s final consolidated budgeted EBITA, as approved by the Board or Compensation Committee and as appears in the Company’s operating budget for each of the 2009 and 2010 calendar years.
2. Twenty-five percent of the total number of Stock Units earned under paragraph 1 above for the 2009 or 2010 calendar year shall vest and be exercisable at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall become vested and exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.”
6.	This Amendment shall apply to the portion of the Stock Units that is not vested as of December 31, 2008. This Amendment shall not affect the Stock Units that vested on or before December 31, 2008.

7.	In all respects not amended, the Agreement is hereby ratified and confirmed.
[Signature Page Follows]

IN WITNESS WHEREOF, the Companies and the Grantee agree to the terms of the foregoing Amendment dated as of  ____________, 2009.

SunGard Capital Corp. and SunGard Capital Corp. II	SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II

By: ___________________________

Grantee	______________________________
Name